Exhibit 10.2

USA Synthetic Fuel Corporation
$765,970 Secured Superpriority Priming Debtor-in-Possession Term Loan Facility

Terms of Debtor-in-Possession Financing

Borrower:

USA Synthetic Fuel Corporation, a Delaware corporation and a debtor-in-possession (the "Borrower") in a case (the "Borrower's Chapter 11 Case") to be filed under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Court").

Guarantor:

Lima Energy Company, an Ohio corporation, and Cleantech Corporation, a Delaware corporation, each as a guarantor and a debtor-in-possession (each, a "Guarantor" and collectively with the Borrower, the "Debtors") in a case (together with the Borrower's Chapter 11 Case, the "Chapter 11 Cases"; the date of commencement of the Chapter 11 Cases, the "Petition Date") to be filed under chapter 11 of the Bankruptcy Code.

DIP Lenders:

One or more lenders from time to time party hereto (together with such lenders' respective successors and permitted assigns, the "DIP Lenders").  As used herein, "Majority Lenders" means, at any date of determination, DIP Lenders holding more than 50% of the sum of (a) the aggregate principal amount of DIP Loans (as defined below) outstanding at such time and (b) the aggregate principal amount of unutilized DIP Commitments (as defined below) at such time.

DIP Agent:

Third Eye Capital Corporation, in its capacity as administrative agent and collateral agent for the DIP Lenders and other holders of the DIP Obligations (as defined below) (in such capacities, the "DIP Agent" and collectively with the DIP Lenders and any other holder of DIP Obligations, the "Secured Parties").

1906164.03A-NYCSR07A - MSW

Commitment/Availability:

Subject to the terms and conditions set forth in this Terms of Debtor-in-Possession Financing (together with the exhibits and schedules hereto, this "Term Sheet") and the Interim DIP Order (as defined below), each DIP Lender will make loans (the "DIP Loans") to the Borrower under a secured superpriority priming debtor-in-possession multi-draw term loan facility (the "DIP Facility"), on a pro rata basis with each other DIP Lender in accordance with their respective DIP Commitments, in an aggregate principal amount not to exceed $765,970 for all DIP Loans made by all DIP Lenders plus all capitalized interest thereon as described under the heading "Interest Rate" below pursuant to the terms herein (such amount, the "Principal Amount"), to be made available to the Borrower from time to time in accordance with the Budget (as defined below) until the Maturity Date (as defined below).  Until the Final DIP Order Entry Date (as defined below), the Borrower shall not be permitted to borrow DIP Loans exceeding an aggregate principal amount of $408,145 plus all capitalized interest as described under the heading "Interest Rate" below.  The obligation of each DIP Lender to make DIP Loans are several and not joint.  The failure of any DIP Lender to make any DIP Loan on any date required hereunder shall not relieve any other DIP Lender of its corresponding obligation to do so on such date, and no DIP Lender shall be responsible for the failure of any other DIP Lender to so make its DIP Loan.

"DIP Commitment" means, as to each DIP Lender, its obligation to make DIP Loans to the Borrower pursuant to the immediately preceding paragraph, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such DIP Lender's name on Schedule 1 hereto or in any assignment and assumption agreement pursuant to which such DIP Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the terms hereof.

= 1 "" "2" 24

1906164.03A-NYCSR07A - MSW

Obligations:

As used in this Term Sheet:

"DIP Documents" means collectively any collateral documents, guaranties, mortgages, control agreements, the Budget (as defined below) and all such instruments and documents as may be executed and delivered in connection with or relating to the DIP Facility, the Interim DIP Order and the Final DIP Order (each as defined below) and any certificate or other document made or delivered pursuant hereto or thereto.

"DIP Obligations" means (a) the due and punctual payment by the Borrower (and each Guarantor pursuant to the guaranty of the DIP Facility and the DIP Obligations by such Guarantor (the "Guaranty") in substantially the form annexed hereto as Exhibit A) of (i) the unpaid principal amount of and interest (including interest accruing after the maturity of the DIP Loans and interest accruing after the commencement of the Chapter 11 Cases or any case or proceeding by or against the Borrower or any Guarantor under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the DIP Loans, as and when due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations, including advances, debts, liabilities, obligations, and fees, costs, and expenses (subject, in the case of fees, costs and expenses, to the limitations set forth in the section entitled "Expenses and Indemnification"), whether primary, secondary, direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise, of any Debtor to the DIP Agent or any DIP Lender under this Term Sheet, the other DIP Documents, the Interim DIP Order and the Final DIP Order, and (b) the due and punctual payment and performance of all covenants, duties, agreements, obligations and liabilities of any Debtor to the DIP Agent and the DIP Lenders under or pursuant to this Term Sheet, the other DIP Documents, the Interim DIP Order and the Final DIP Order.

= 1 "" "3" 24

1906164.03A-NYCSR07A - MSW

Use of Proceeds:

All advances under the DIP Facility shall be used by the Debtors solely to (i) fund the Debtors' (x) postpetition operating expenses and general corporate and working capital requirements, and (y) the expenses of the Chapter 11 Cases, (ii) make any prepetition payments expressly permitted hereby, (iii) pay costs, expenses, interest and other obligations owing to the DIP Agent and the DIP Lenders under the DIP Facility and (iv) conduct and pursue a sale and liquidation process to be completed pursuant to section 363 of the Bankruptcy Code (the "Sale Process"), each of the above in accordance with and to the extent provided for in the two-month budget from time to time in effect as approved by the DIP Agent (the "Budget"). With the DIP Agent's written consent and without further order of the Court, the DIP Agent and the Debtors may agree to modify or amend the Budget.  Compliance with the Budget will be measured every week (commencing on the date that is two weeks after the Petition Date) on a trailing four-week basis (or, with respect to the first test date, on a trailing two-week basis and, with respect to the second test date, on a trailing three-week basis).

For the avoidance of doubt at any given time, (A) the Borrower may amend the Budget with the written consent of the DIP Agent; provided that the total amount of funding provided pursuant to the Budget shall not exceed the total amount of the DIP Facility authorized by the Interim DIP Order or the Final DIP Order, as applicable; and (B) the Debtors' actual cash disbursements may, on a line item basis and a cumulative basis, vary from the Budget by no more than 10% (or $5,000 if 10% of the budgeted amount would be less than $5,000) (the "Permitted Variance").  As further set forth below (commencing on the date that is two weeks after the Petition Date), the Debtors shall provide the DIP Agent and the DIP Lenders with weekly and cumulative variance reporting on a line item basis, which reporting shall (1) detail the variance, if any, of actual cash disbursements and actual cash receipts from the Budget (on a weekly and cumulative basis), (2) provide an explanation of any per line item variance greater than the Permitted Variance, and (3) include a statement from an officer of the Borrower that to such person's actual knowledge after due inquiry an Event of Default has not occurred (the "Variance Report").  If the aggregate amount of any proceeds of the DIP Loans or any Cash Collateral actually used by the Debtors, measured once every week, is less than the aggregate amount of proceeds of the DIP Facility and Cash Collateral available for use by the Debtors in the Budget during such period, then the Debtors may carry over any such unused amount to the future periods in the Budget.

= 1 "" "4" 24

1906164.03A-NYCSR07A - MSW

Interest Rate:

Interest on the DIP Loans made under the DIP Facility shall be equal to the Base Rate (as defined below).  On the last day of each month and on the Maturity Date (any such day being hereinafter referred to as an "Interest Calculation Date"), the amount of all interest accrued through such date and not previously capitalized shall be added to the Principal Amount and shall be deemed to constitute a DIP Loan outstanding hereunder.  Any such amount so capitalized will thereafter accrue interest at the Base Rate. Borrower may pay, but neither the DIP Agent nor any DIP Lender shall have any right to demand (other than on the Maturity Date or thereafter to the extent such amount remains unpaid), all or any portion of the accrued and unpaid interest under the DIP Facility in cash on any Interest Calculation Date.  All interest and fees for the DIP Facility shall be calculated on the basis of a 365 day year (or a 366 day year, in the case of a leap year).

Base Rate:	12.00% per annum (the "Base Rate").
Default Interest:	Upon the occurrence and during the continuation of any Event of Default (as defined below) interest on all DIP Loans shall be payable at the Base Rate, plus 5.0%.
Maturity:

The DIP Facility shall be paid in full in cash or otherwise satisfied in a manner agreed to by the DIP Agent in its sole discretion on the date (the "Maturity Date") which is the earliest of (a) 75 days from the Petition Date; (b) the effective date of a plan of reorganization or liquidation; (c) the consummation of a sale(s) of all or substantially all of the assets of the Debtors; (d) the occurrence of an Event of Default; (e) the entry of an order by the Court approving or authorizing any alternative or additional debtor-in-possession financing; and (f) such later date as the DIP Agent and the DIP Lenders in their sole discretion may agree to in writing with the Borrower.  By virtue of Clause (d) of the definition of "Maturity Date", the Maturity Date shall be the date of the occurrence of an Event of Default, subject to the Default Notice Period (as defined below).

= 1 "" "5" 24

1906164.03A-NYCSR07A - MSW

Voluntary Prepayments:

The Borrower may prepay the DIP Facility in whole or in part at any time without premium or penalty (and any such prepayment shall be made on a pro rata basis in accordance with the DIP Lenders' respective DIP Commitments).  Amount prepaid may not be reborrowed.  The Borrower may irrevocably cancel the unutilized portion of any DIP Commitment in excess of the outstanding DIP Loans in whole or in part (and any such cancellation or reduction shall be made on a pro rata basis in accordance with the DIP Lenders' respective DIP Commitments).  The Borrower shall give the DIP Agent and the DIP Lenders at least one (1) business day's (or less with the consent of the DIP Agent) prior written notice of any such prepayment or cancellation of DIP Commitments; provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time).

Mandatory Prepayments:

Until all DIP Obligations are paid and satisfied in full and in cash in accordance with the terms of the DIP Documents or otherwise satisfied in a manner agreed to by the DIP Agent in its sole discretion on terms and conditions acceptable to the DIP Agent, the proceeds of any sale of the DIP Collateral shall be applied in the following order: (i) to pay or fund an escrow account or a restricted account maintained by counsel for the Debtors in the amount of (x) all allowed and unpaid professional fees and disbursements (regardless of when such fees and disbursements become allowed by order of the Court) incurred or accrued by the Debtors at any time on or prior to the date of the closing of the sale in an aggregate amount not exceeding such unpaid professional fees and disbursements reflected on the Budget plus (y) accrued administrative expenses included in the Carve Out, (ii) to pay the fees and expenses of the DIP Agent and the DIP Lenders, (iii) to pay any interest which is then due and payable, (iv) to pay any interest with respect to the principal amount being repaid which has accrued but is not yet due and payable and (v) to pay the principal amount of DIP Loans.

Except as expressly permitted in the DIP Documents, in the event that any Secured Party obtains payment in respect of the DIP Obligations due and payable to such Secured Party in excess of its ratable share, such Secured Party shall hold the proceeds thereof in trust for the DIP Agent and shall immediately turnover such proceeds to the DIP Agent for application in accordance with the DIP Documents.

= 1 "" "6" 24

1906164.03A-NYCSR07A - MSW

Initial Conditions Precedent to Funding:

Availability of the DIP Facility shall be subject to the following conditions precedent, all of which shall be for the benefit of the DIP Agent and the DIP Lenders and must be satisfied prior to the first drawdown under the DIP Facility, unless waived in writing (including by e-mail) in advance by the DIP Agent and the DIP Lenders:

1.

The Court shall have issued an interim order, in form and substance acceptable to the DIP Agent and its counsel, on or before the date that is 5 days after the Petition Date, in substantially the form annexed hereto as Exhibit B or such other form as may be agreed to by the DIP Agent, in relation to the Debtors (the "Interim DIP Order") which order, inter alia, shall authorize the DIP Facility on an interim basis, including, without limitation, the grant of, pursuant to sections 364(c)(2), 364(c)(3), and 364(d)(1) of the Bankruptcy Code, valid, enforceable, non-avoidable, and fully perfected security interests in and liens and mortgages (collectively, the "DIP Liens") upon all DIP Collateral, with the priority as set forth in the section entitled "Priority and Liens" below, to secure the DIP Obligations of the Debtors under the DIP Facility in accordance with the terms hereof, effective immediately upon the granting of the Interim DIP Order, without the need for any further action on the part of the DIP Agent, any DIP Lender, the Debtors or any other person (including, without limitation, the execution or delivery of any further documents or agreements or the recording, filing, indexing, entering or registering of any financing statements or other similar instruments or documents).  The Interim DIP Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended without the express written consent of the DIP Agent, and no application or motion shall have been made to the Court for any stay, modification or amendment of the Interim DIP Order and no stay, appeal or leave to appeal with respect to same shall be pending.

2.

All "first day orders" entered by the Court at the time of the commencement of the Chapter 11 Cases shall be reasonably satisfactory in form and substance to the DIP Agent.  Contemporaneous with the Petition Date, the Debtors shall have filed with the Court an application or motion (and notices if applicable) seeking approval of the Sale Procedures Order (as defined in Exhibit D).

3.

The DIP Agent shall have received and approved the Budget.

4.

All representations and warranties of the Debtors set forth in this Term Sheet shall be accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such date as if made on and as of such date, and after giving effect to the DIP Loans to be made on such date (except to the extent that such representations and warranties specifically relate solely to an earlier date thereto, in which case such representation and warranty shall be true and correct as of such earlier date).

5.

No event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default, but for the requirement that notice be given or time elapse or both.

6.

The DIP Agent shall have received at least three (3) business days' (or less with the consent of the DIP Agent) prior written notice of the initial DIP Loan to be incurred hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) (or later with the consent of the DIP Agent). Each written notice for a DIP Loan (each a "Notice of Borrowing") shall be irrevocable and shall be given by the Borrower in a form reasonably acceptable to the DIP Agent, specifying (i) the aggregate principal amount of the DIP Loans to be incurred pursuant to such borrowing, (ii) the date of such borrowing (which shall be a business day), and (iii) to which account the proceeds of such DIP Loans are to be deposited.  Without in any way limiting the obligation of the Borrower to deliver a written Notice of Borrowing in accordance with the above, the DIP Agent and the DIP Lenders may act without liability upon the basis of telephonic notice of such borrowing, believed by the DIP Agent in good faith to be from the Borrower. The DIP Agent shall promptly notify each DIP Lender of any Notice of Borrowing that it receives and its pro rata share of the DIP Loans requested thereby.

7.

Since the Petition Date, there shall have been no Material Adverse Change (as defined below), or any event or occurrence which could reasonably be expected to result in a Material Adverse Change.

= 1 "" "7" 24

1906164.03A-NYCSR07A - MSW

1

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as set forth in the Interim DIP Order and/or Final DIP Order, as applicable.

Conditions Precedent to Additional Drawdown:

The obligation of the DIP Lenders to make any additional DIP Loans following the first drawdown under the DIP Facility shall be subject to the following conditions precedent, all of which shall be for the benefit of the DIP Agent and the DIP Lenders and must be satisfied on occasion of each drawdown under the DIP Facility, unless waived in writing (including by email) in advance by the DIP Agent and the DIP Lenders:

1.

If such drawdown request is made following the date that is 25 days after the Petition Date, the Court shall have entered a final order, in form and substance acceptable to the DIP Agent and its counsel on or before the date that is 25 days after the Petition Date, in substantially the form annexed hereto as Exhibit C or such other form as may be agreed to by the DIP Agent, in relation to the Debtors (the "Final DIP Order," and the date on which the Final DIP Order is entered, the "Final DIP Order Entry Date"; the Final DIP Order together with the Interim DIP Order, the "DIP Orders")[1] which order, inter alia, shall authorize the DIP Facility on a final basis, including, without limitation, the grant of, pursuant to sections 364(c)(2), 364(c)(3), and 364(d)(1) of the Bankruptcy Code, valid, enforceable, non-avoidable, and fully perfected DIP Liens upon all DIP Collateral with the priority as set forth in the section entitled "Priority and Liens" below, to secure the DIP Obligations of the Debtors under the DIP Facility in accordance with the terms hereof, effective as of the granting of the Interim DIP Order, without the need for any further action on the part of the DIP Agent, any DIP Lender, the Debtors or any other person (including, without limitation, the execution or delivery of any further documents or agreements or the recording, filing, indexing, entering or registering of any financing statements or other similar instruments or documents).

2.

The Interim DIP Order or the Final DIP Order, as applicable, shall be in full force and effect and shall not have been reversed, stayed, modified or amended without the express written consent of the DIP Agent, and no application or motion shall have been made to the Court for any stay, modification or amendment of the Interim DIP Order or the Final DIP Order, as applicable, and no stay, appeal or leave to appeal with respect to same shall be pending.

3.

All "second day orders" entered by the Court shall be reasonably satisfactory in form and substance to the DIP Agent.

4.

The Debtors shall be in compliance with the Budget, subject to Permitted Variances, and the proceeds of all DIP Loans previously borrowed shall have been applied in full in accordance with the Budget, subject to Permitted Variances (including to pay or fund an escrow account or a restricted account maintained by counsel for the Debtors budgeted amounts for professional fees and disbursements).

5.

All representations and warranties of the Debtors set forth in this Term Sheet shall be accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such date as if made on and as of such date, and after giving effect to the DIP Loans to be made on such date (except to the extent that such representations and warranties specifically relate solely to an earlier date thereto, in which case such representation and warranty shall be true and correct as of such earlier date).

6.

No event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default, but for the requirement that notice be given or time elapse or both.

7.

The DIP Agent shall have received a Notice of Borrowing at least three (3) business days' (or less with the consent of the DIP Agent) prior to the requested funding date for each DIP Loan to be incurred hereunder; provided that any Notice of Borrowing shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) (or later with the consent of the DIP Agent). Each Notice of Borrowing shall be subject to the provisions set forth in item 6 of the section entitled "Initial Conditions Precedent to Funding."

8.

Since the Petition Date, there shall have been no Material Adverse Change (as defined below), or any event or occurrence which could reasonably be expected to result in a Material Adverse Change.

As used herein "Material Adverse Change" means (a) a material adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties, or liabilities of the Borrower and its subsidiaries taken as a whole (other than as a result of the events leading up to and following commencement of a proceeding under chapter 11 of the Bankruptcy Code and the Chapter 11 Cases and the continuation and prosecution thereof); provided that nothing disclosed (1) in the Borrower's Annual Report on Form 10-K for the year ended December 31, 2013, (2) in the Borrower's Quarterly Report on Form 10-Q for each quarter ended since June 30, 2014, as filed prior to the Petition Date, or (3) in any filings on Form 8-K made by the Company prior to the Petition Date (but in the case of each of clauses (1), (2) and (3), without regard to "risk factor" or other forward looking disclosure), shall, in any case, in and of itself and based solely on facts as disclosed therein (without giving effect to any developments not disclosed therein), be deemed to constitute a Material Adverse Change, (b) a material adverse effect on the ability of any Debtor to perform its obligations under the DIP Documents to which it is a party or of the DIP Agent's or any DIP Lender's ability to enforce the DIP Obligations or realize upon the DIP Collateral, (c) a material adverse effect on the DIP Collateral, taken as a whole, or the liens on the DIP Collateral securing the DIP Obligations or the priority of such liens or (d) a material adverse effect on the rights of DIP Agent or the DIP Lenders under the DIP Documents; provided, however, that any adverse effect resulting from any circumstances, state of facts, event, change or effect caused by events, changes or developments relating to any of the following shall not be a Material Adverse Change: (i) changes in conditions in the U.S. or global economy generally or the U.S. or global capital, credit, or financial markets generally, including changes in commercial bank loan interest rates or currency exchange rates; (ii) changes in, or required by, applicable Law or general legal, Tax, regulatory or political conditions; (iii) changes required by GAAP; (iv) acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of the DIP Facility or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of the DIP Facility; (v) earthquakes, hurricanes, floods, or other natural disasters; (vi) changes generally affecting the alternative energy, oil or natural gas industries; (vii) any affirmative action knowingly taken by the DIP Agent, any DIP Lender or any of their respective Affiliates; and (viii) the announcement of a Sale Agreement entered into by the Debtors and the DIP Agent or one of its Affiliates; provided, however, that effects set forth in clauses (i), (ii), (iii), (iv) (v), and (vi) above may be taken into account in determining whether there has been or is a Material Adverse Change if such effects have a disproportionate impact on the Debtors, taken as a whole, relative to the other development stage companies focused on the development of low cost clean energy solutions through the deployment and operation of commercial facilities designed to cost-effectively convert lower value solid hydrocarbons such as coal, renewables or petcoke into higher value, ultra clean energy products.

= 1 "" "8" 24

1906164.03A-NYCSR07A - MSW

Guaranty:

Each Guarantor hereby unconditionally guarantees, on a joint and several basis with each other Guarantor, to the DIP Agent, for the benefit of the Secured Parties, the due, full, and punctual payment of all DIP Obligations to the fullest extent permitted under law and agrees to execute the Guaranty in substantially the form annexed hereto as Exhibit A.

Security:

Each Debtor hereby grants to the DIP Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Debtor's right, title and interest in, to and under all assets of such Debtor, including, but not limited to the following, in each case, whether now owned or existing or hereafter acquired, created or arising and wherever located (all of which being hereafter collectively referred to as the "DIP Collateral"): all assets and property of each Debtor and its estate, real or personal, tangible or intangible, now owned or hereafter acquired, whether arising before or after the Petition Date, including, without limitation, all permits, contracts, general intangibles, instruments, equipment, accounts, and documents, all goods, inventory and fixtures, all documents, cash, cash equivalents, chattel paper, letters of credit and letter of credit rights, investment property, commercial tort claims, money, insurance, receivables, receivables records, deposit accounts, collateral support, supporting obligations and instruments, all interests in leaseholds and real properties, all patents, copyrights, trademarks, tradenames and other intellectual property, all equity interests, all books and records relating to the foregoing, all other personal and real property of the Debtors, and all other collateral pledged under the DIP Documents, and all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (in each case as the foregoing are defined in the Uniform Commercial Code as in effect from time to time in the State of Delaware (and, if defined in more than one Article of such Uniform Commercial Code, shall have the meaning given in Article 9 thereof)).  For the avoidance of doubt, the DIP Collateral shall not include Avoidance Actions (as defined below), but shall, upon entry of a Final DIP Order, include the proceeds of Avoidance Actions.

"Avoidance Actions" shall mean actions for preferences, fraudulent conveyances, and other avoidance power claims under Sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code.

= 1 "" "9" 24

1906164.03A-NYCSR07A - MSW

Priority and Liens:

The DIP Obligations, pursuant to sections 364(c)(1), 364(c)(2), 364(c)(3), and 364(d)(1) of the Bankruptcy Code:

(i) shall constitute (without the need to file a proof of claim) joint and several superpriority claims against each Debtor, with priority over any and all administrative expenses of the Debtors, whether now existing or hereafter arising or incurred, of any kind whatsoever, including any and all administrative expenses or other claims of the kind specified in or arising under sections 105, 326, 328, 330, 331, 364, 365, 503(b), 506(c) (subject to entry of the Final DIP Order), 507, 546(c), 552(b) (subject to entry of the Final DIP Order), 726, 1113, 1114, or any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment Lien or other non-consensual Lien, levy or attachment, whether now in existence or hereafter incurred by the Debtors, and shall at all times be senior to the rights of any Debtor, any Debtor's estate, and any successor trustee, estate representative, or any creditor, in any of the Chapter 11 Cases or any Successor Case;

(ii) shall be secured by valid, enforceable, non-avoidable, and fully perfected first priority security interests in and liens and mortgages upon (in favor of the DIP Agent for the benefit of the Secured Parties) all DIP Collateral that is not otherwise subject to any valid, enforceable, and non-avoidable liens in existence on the Petition Date that are not subject to subordination and were either properly perfected as of the Petition Date or subsequently perfected pursuant to section 546(b) of the Bankruptcy Code and are senior to the TEC Prepetition Liens (collectively, the "Permitted Prepetition Liens");

(iii) shall be secured by valid, enforceable, non-avoidable, and fully perfected security interests in and liens and mortgages upon (in favor of the DIP Agent for the benefit of the Secured Parties) all DIP Collateral, which liens shall be senior to and prime the TEC Prepetition Liens on the TEC Prepetition Collateral (in each case, as defined in the Interim DIP Order) and any other prepetition liens that are not Permitted Prepetition Liens;

(iv) shall be secured by valid, enforceable, non-avoidable, and fully perfected security interests in and liens and mortgages upon (in favor of the DIP Agent for the benefit of the Secured Parties) all DIP Collateral, which liens shall be senior to and prime all Adequate Protection Liens; and

(v) shall be subordinate to the Carve Out and the Permitted Prepetition Liens.

= 1 "" "10" 24

1906164.03A-NYCSR07A - MSW

Carve Out:

As more fully set forth in the Interim DIP Order and Final DIP Order, the liens on and security interests in the DIP Collateral and the superiority administrative expenses claims shall be subject to the payment of the "Carve Out".  For purposes hereof, the "Carve Out" means: (i) all unpaid fees required to be paid (a) to the Clerk of the Court and (b) to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code in such amounts as determined in agreement with the United States Trustee or by final order of the Court, (ii) all reasonable fees and expenses incurred by a trustee under Section 726(b) of the Bankruptcy Code not to exceed $25,000, (iii) after the occurrence and during the continuance of a Trigger Event (as defined below), all allowed and unpaid professional fees and disbursements (regardless of when such fees and disbursements become allowed by order of the Court) incurred or accrued by the Debtors in an aggregate amount not exceeding $25,000 for the payment of the Debtors' professionals, which amount may be used subject to the terms of this Term Sheet and the Interim DIP Order, and (iv) all allowed and unpaid professional fees and disbursements (regardless of when such fees and disbursements become allowed by order of the Court) incurred or accrued by the Debtors at any time when no Trigger Event is continuing, that remain unpaid subsequent to a Trigger Event, in an aggregate amount not exceeding such unpaid professional fees and disbursements reflected on the Budget, to be supported by back-up documentation in respect of the amounts and dates of incurrence of such fees and disbursements), in each of the foregoing clauses (i), (ii), (iii) and (iv), to the extent allowed by the Court at any time; provided, however, that nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement or compensation described in clauses (iii) and (iv) above.  For purposes of the foregoing, the term "Trigger Event" shall mean the delivery of a written notice (which may be delivered by email) by the DIP Agent to the Debtors through their counsel that an Event of Default has occurred.

= 1 "" "11" 24

1906164.03A-NYCSR07A - MSW

Adequate Protection:

(A) Any secured creditor of the Debtors with a valid, perfected, enforceable, continuing and non-avoidable prepetition first lien (a "Prepetition First Lien") on or security interest in property of the Debtors pursuant to the First Lien Security Agreement and the First Lien Mortgage shall be granted adequate protection for, and in equal amount to, the diminution in value of their valid, perfected, enforceable, continuing and non-avoidable prepetition security interests in the form of superpriority claims and replacement liens on all assets securing the DIP Facility (the "First Lien Adequate Protection Liens"), which claims and replacement liens shall be junior in priority and subject in all respects to the DIP Liens and to the Carve Out but senior to the TEC Prepetition Liens (as defined in the Interim DIP Order).

(B) Any secured creditor of the Debtors with a valid, perfected, enforceable, continuing and non-avoidable prepetition second lien (a "Prepetition Second Lien") on or security interest in property of the Debtors pursuant to the Second Lien Security Agreement and the Second Lien Mortgage shall be granted adequate protection for, and in equal amount to, the diminution in value of their valid, perfected, enforceable, continuing and non-avoidable prepetition security interests in the form of superpriority claims and replacement liens on all assets securing the DIP Facility (the "Second Lien Adequate Protection Liens"), which claims and replacement liens shall be junior in priority and subject in all respects to the DIP Liens, the Carve Out, the First Lien Adequate Protection Liens and the Prepetition First Liens.

(C) Any secured creditor of the Debtors with a valid, perfected, enforceable, continuing and non-avoidable prepetition third lien (a "Prepetition Third Lien") on or security interest in property of the Debtors pursuant to the Third Lien Mortgage shall be granted adequate protection for, and in equal amount to, the diminution in value of their valid, perfected, enforceable, continuing and non-avoidable prepetition security interests in the form of superpriority claims and replacement liens on all assets securing the DIP Facility (the "Third Lien Adequate Protection Liens"), which claims and replacement liens shall be junior in priority and subject in all respects to the DIP Liens, the Carve Out, the First Lien Adequate Protection Liens, the Prepetition First Liens, the Second Lien Adequate Protection Liens and the Prepetition Second Liens.

(D) Any other secured creditor of the Debtors (an "Other Adequate Protection Party") with a valid, perfected, enforceable, continuing and non-avoidable prepetition lien on or security interest in property of the Debtors shall be granted adequate protection for, and in equal amount to, the diminution in value of their valid, perfected, enforceable, continuing and non-avoidable prepetition security interests in the form of superpriority claims and replacement liens on all assets securing the DIP Facility (the "Other Adequate Protection Liens"; and together with the First Lien Adequate Protection Liens, the Second Lien Adequate Protection Liens and the Third Lien Adequate Protection Liens, the "Adequate Protection Liens"), which claims and replacement liens shall be junior in priority and subject in all respects to the DIP Liens, the Carve Out and the Adequate Protection Liens of any Prepetition Secured Parties that hold Prepetition Liens senior to the Prepetition Liens of such Other Adequate Protection Party.

= 1 "" "12" 24

1906164.03A-NYCSR07A - MSW

Commitment and Other Fees:	None.
Expenses:

Upon the consummation of the transactions contemplated hereby, the Debtors shall pay all reasonable costs and expenses of the DIP Agent and the DIP Lenders (including all reasonable fees, expenses, and disbursements of outside counsel of the DIP Agent and any DIP Lender) in connection with the DIP Facility (including the reasonable costs and expenses of any financial consultant retained by the DIP Agent) and all reasonable costs and expenses incurred by the DIP Agent and the DIP Lenders in connection with the enforcement of any of their respective rights and remedies under any of the applicable DIP Documents.  Any fees, costs and expenses payable pursuant to this section or any other payments required under the section entitled "Expenses and Indemnification" below shall be payable from (a) the proceeds of any sale of the DIP Collateral or other exercise of remedies against any Debtor after a Termination Event and/or (b) to the extent provided for in the Budget, proceeds of any DIP Loans.

= 1 "" "13" 24

1906164.03A-NYCSR07A - MSW

Representations and Warranties:

Each Debtor hereby represents and warrants as to itself that:

1.

The Debtor is duly organized, validly exists, in good standing and qualified to do business in the state of its respective organization.

2.

The Debtor has full power and authority to operate its business, conduct its business and to execute, deliver and perform this Term Sheet, the DIP Documents and other associated documents and, subject to Bankruptcy Court approval, its obligations under the Interim DIP Order and the Final DIP Order.

3.

No part of the proceeds of any DIP Loan shall be used by the Debtor to purchase or carry publicly traded stocks, investment commodities (i.e., commodities not required and intended to be used as inventory in Debtor's routine business) or to extend credit to others (other than customers in the routine course of business).

4.

Since the Petition Date, nothing has occurred that has had or could reasonably be expected to result in a Material Adverse Change.

20.

After the execution and delivery thereof, upon entry of the Interim DIP Order and the Final DIP Order, each of the DIP Documents creates in favor of the DIP Agent, for the benefit of the Secured Parties, a legal, valid and enforceable fully perfected lien on all right, title and interest of the Debtors in the DIP Collateral described therein, with the priority described herein, subject to (a) the Carve Out and Permitted Prepetition Liens, and (b) no other liens except for Liens permitted by the DIP Documents.

= 1 "" "14" 24

1906164.03A-NYCSR07A - MSW

Affirmative Covenants:

1.

The Debtors covenant and agree with the DIP Agent and the DIP Lenders that, unless the DIP Agent otherwise consents in writing, so long as any amount payable hereunder is outstanding or the DIP Facility shall remain in place, it shall only use the advances made under the DIP Facility for the purposes set out herein and identified in the Budget and shall not use such funds to commence any action against the DIP Agent, any DIP Lender or any of their respective Related Persons.  "Related Persons" means, with respect to any person, its affiliates, lenders, noteholders, investors and its and their respective shareholders, members, managers, officers, principals, directors, employees, participants, advisors, representatives, fiduciaries and agents.

2.

As more fully set forth in the Interim DIP Order and Final DIP Order, the Debtors further covenant and agree that no DIP Obligation shall be subject to setoff or recoupment or any such rights under Bankruptcy Code section 553 or otherwise with respect to any claim the Debtors may have against the DIP Agent, any DIP Lender or any of their respective affiliates arising on or before the Petition Date.

3.

The Debtors further covenant and agree that they shall:

(a)

deliver to the DIP Agent and the DIP Lenders (i) certifications upon submission of each borrowing request with respect to compliance with the Budget and any other information reasonably requested by the DIP Agent or any DIP Lender, (ii) every week (commencing on the date that is two weeks after the Petition Date) and no later than the fourth (4th) business day of each such week (the "Reporting Date"), the Variance Report, (iii) as soon as possible and in any event within three (3) business days after an officer or director of any Debtor obtains actual knowledge of the occurrence of any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default (a "Default"), a statement of an officer or director of such Debtor setting forth details of such Default and the action which such Debtor has taken and proposes to take with respect thereto, and (iv) as soon as possible and in any event within three (3) business days after an officer or director of any Debtor obtains actual knowledge of the occurrence of any material adverse development with respect to any loss, damage, investigation, claim, litigation, action, proceeding or controversy involving the Debtors, notice thereof and as soon as practicable thereafter, to the extent the DIP Agent or any DIP Lender requests, copies of all documentation relating thereto;

(b)

permit the DIP Agent and the DIP Lenders and their respective representatives and designees to visit and inspect the properties, books and records of the Debtors upon reasonable notice at the Debtors' expense;

(c)

to the extent provided for in the Budget, pay all taxes, assessments, contributions and other governmental charges imposed upon any Debtor or any of its properties or assets as they become due and payable, to the extent payment and/or enforcement thereof is not stayed as a result of the Chapter 11 Cases;

(d)

to the extent provided for in the Budget, maintain insurance with respect to the business and properties of the Debtors against loss of the kind and in the amounts maintained by the Debtors as of the Petition Date;

(e)

comply in all material respects with the requirements of all applicable laws;

(f)

to the extent provided for in the Budget, promptly upon request execute and deliver such documents and do such other acts as the DIP Agent or any DIP Lender may reasonably request in connection with the DIP Facility, and in accordance with the DIP Documents (including but not limited to execution of any additional security documents that may be required by the DIP Agent to secure the DIP Liens);

(g)

maintain compliance with the Budget (subject to any Permitted Variance) and all other provisions of this Term Sheet;

(h)

include the DIP Agent, the DIP Lenders and the TEC Prepetition Lenders (and their respective Related Persons) as released and exculpated parties in the release and exculpation provisions of any plan pursued by the Debtors in the Chapter 11 Cases; and

(i)

to the extent provided for in the Budget, perform all obligations of the Debtors under the DIP Facility, the DIP Documents and the Interim DIP Order and the Final DIP Order, as applicable.

To the extent any Debtor is not required to take any action pursuant to clause (c), (d), (f) or (i) above as a result of applicable limitations pursuant to the Budget, and failure to take such action could reasonably be expected to result in a Material Adverse Change or otherwise be adverse to the interests of the DIP Agent and DIP Lenders in their capacity as such, then the Borrower shall promptly notify the DIP Agent, who may (but shall not be obligated to), in its sole discretion, advance funds to be applied by the Debtors to take such actions as are designated by the DIP Agent (and any such advances shall constitute DIP Obligations).

= 1 "" "15" 24

1906164.03A-NYCSR07A - MSW

Negative Covenants:

1.

The Debtors covenant and agree that they shall not, and shall not cause or permit their subsidiaries to:

(a)

except to the extent existing as of the closing date of the DIP Facility (the "Closing Date"), incur any indebtedness (other than the borrowings under the DIP Facility and obligations permitted to be incurred under the Budget, current accounts payable incurred in the ordinary course of business and any other indebtedness permitted to be incurred by the DIP Agent and the Court);

(b)

except to the extent existing as of the Closing Date and other than the Carve Out expenses as permitted by this Term Sheet and the Adequate Protection Liens as set forth in the proposed forms of DIP Orders attached as Exhibits B and C hereto, consent to the granting of adequate protection payments or liens, superpriority administrative expense claims or liens having priority that is senior to or pari passu with the liens and claims granted to and/or for the benefit of the DIP Agent and the DIP Lenders or otherwise incur any liens other than liens permitted in writing by the DIP Agent;

(c)

except to the extent existing as of the Closing Date, make any investments in any person or make any loan to any person (other than as permitted in writing by the DIP Agent);

(d)

engage in any business other than the businesses engaged in by the Debtors on the Closing Date except with the written consent of the DIP Agent;

(e)

terminate or agree to any modification to any organizational documents of any Debtor except with the written consent of the DIP Agent;

(f)

make any payment of prepetition claims or payment of postpetition items except in accordance with the Budget;

(g)

to the fullest extent permitted by law, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, consolidation or amalgamation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions involving any of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets of any person or a majority of the equity interests of any person, except with the written consent of the DIP Agent; provided, however, the foregoing shall not restrict the Debtors' efforts in connection with the Sale Process or the Debtors' efforts to wind up their businesses following the conclusion of the Sale Process (subject to the repayment in full of the DIP Obligations (or other satisfaction thereof agreed to by the DIP Agent in its sole discretion) and the termination of the DIP Commitments of the DIP Lenders under the DIP Facility substantially concurrently with the closing of such Sale Process);

(h)

enter into any new transaction or series of related transactions with any affiliate of a Debtor, other than (i) pursuant to an order entered by the Court, and (ii) with the written consent of the DIP Agent; or

(i)

agree to, cause or permit any amendment, restatement, supplement or other modification to, or waiver of, the Sale Order or the Sale Procedures Order that could reasonably be expected to be adverse to the DIP Agent or any DIP Lender without in each case obtaining the prior written consent of the DIP Agent.

= 1 "" "16" 24

1906164.03A-NYCSR07A - MSW

Events of Default:

The occurrence of any one or more of the following events (each such event and the expiry of the cure period, if any, provided in connection therewith, being herein referred to as an "Event of Default") shall constitute a default under this Term Sheet:

1.

The failure by the Debtors to perform or comply with any term, condition, covenant or obligation (including a payment obligation) contained in this Term Sheet, the DIP Documents, the Interim DIP Order or Final DIP Order, on its part to be performed or complied with where any such failure to perform or comply shall not be remedied within three (3) business days after notice of default.

2.

The cessation of the DIP Facility to be in full force and effect or the DIP Facility being declared by the Court to be null and void or the validity or enforceability the DIP Facility or any DIP Documents (including but not limited to the Guaranty) being contested by the Debtors or the Debtors denying in writing that it has any further liability or obligation under the DIP Facility or the DIP Agent, for the benefit of the Secured Parties, ceasing to have the benefit of the liens granted by the Interim DIP Order or Final DIP Order.

3.

Except as permitted in the Interim DIP Order or Final DIP Order, the entry of any order of the Court granting to any third party a superpriority claim or lien pari passu with or senior to that granted to and/or for the benefit of the DIP Agent and the DIP Lenders hereunder.

4.

The Debtors shall make any payment of principal or interest or otherwise on account of any indebtedness or payables other than the DIP Obligations under the DIP Facility or other than in accordance with the Budget approved by the DIP Agent.

5.

If, as of any Reporting Date, the Debtors cash disbursements, on a line item basis and a cumulative basis, from the period from the Petition Date through the end of any calendar month exceeds the Permitted Variances.

6.

The entry of an order converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, or any of the Debtors filing a motion or not opposing a motion seeking such relief.

7.

The entry of an order dismissing any of the Chapter 11 Cases, or any of the Debtors filing a motion or not opposing a motion seeking such relief, unless consented to by the DIP Agent.

8.

The entry of any order in any of the Chapter 11 Cases or any successor cases, which order constitutes the stay, modification, appeal or reversal of the Interim DIP Order or Final DIP Order or which otherwise affects the effectiveness of the Interim DIP Order or Final DIP Order.

9.

The entry of an order in any of the Chapter 11 Cases appointing any examiner having expanded powers or a trustee to operate all or any part of any of the Debtors' business.

10.

The entry of an order in any of the Chapter 11 Cases granting relief from the automatic stay so as to allow a third party or third parties to proceed against any property of the Debtors (including, without limitation, any DIP Collateral or any TEC Prepetition Collateral).

11.

Any judgment or order as to postpetition liability or debt for the payment of money in excess of $500,000 shall be rendered against one or more of the Debtors individually or in the aggregate, and the enforcement thereof shall not have been stayed.

12.

Any non-monetary, judgment or order with respect to a postpetition event shall be rendered against the Debtors which does or could reasonably be expected to result in a Material Adverse Change, and there shall be a period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

13.

The Interim DIP Order or Final DIP Order being amended or modified without the consent of the DIP Agent.

14.

Any representation or warranty made by any Debtor herein or in any other DIP Document shall prove to be untrue in any material respect on the date as of which made or deemed made.

15.

A Change of Control shall occur.  As used herein "Change of Control" shall mean (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than Harry H. Graves or Lynne R. Graves becomes the "beneficial owner" (as defined in Rules 13d‐3 and 13d‐5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 20% or more of the equity interests of the Borrower on a fully‐diluted basis (and taking into account all such equity interests that such "person" or "group" has the right to acquire pursuant to any option right), (ii) the Borrower fails to own 100% of the equity interests of each Guarantor, and (iii) the consummation of any sale, lease or transfer of all or substantially all of Borrower's or any Guarantors assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (unless the DIP Obligations are repaid in full and the DIP Commitments of the DIP Lenders under the DIP Facility are terminated substantially concurrently with the consummation of such transaction).

16.

The Debtors shall fail to achieve any milestone relating to the Sale Process within the applicable timing referred to in Exhibit D.

17.

The Debtors challenge the application of any payments authorized by the Interim DIP Order or the Final DIP Order pursuant to section 506(b) of the Bankruptcy Code.

18.

The Debtors seek authority to grant liens on the DIP Collateral, or any portion thereof to any other entities, pursuant to section 364(d) of the Bankruptcy Code or otherwise, which liens are senior to, or pari passu with, the DIP Liens, the DIP Superpriority Claims (as defined in the Interim DIP Order), or any other liens or claims granted to the DIP Agent, for itself and the benefit of the Secured Parties, unless the DIP Obligations are first repaid in full in cash and the DIP Facility is terminated.

19.

The Debtors seek authority to obtain postpetition loans or other financial accommodations pursuant to section 364(c) or 364(d) of the Bankruptcy Code, other than from the DIP Agent, or as may be otherwise expressly permitted under the DIP Documents, unless the Debtors use the proceeds of such postpetition loans or other financial accommodations to pay in full in cash all DIP Obligations.

To the extent any event described in item 1 or 14 above occurs as a result of any Debtor not taking an action due to the Budget not providing for the reasonably estimated costs and expenses of taking such action (any such event, a "Specified Event"), then the Borrower shall promptly notify the DIP Agent, who may (but shall not be obligated to), in its sole discretion, advance funds to be applied by the Debtors to take such actions as are designated by the DIP Agent (and any such advances shall constitute DIP Obligations).  Notwithstanding anything to the contrary herein, to the extent the Debtors are in compliance with the Budget, subject to Permitted Variances, no Specified Event shall constitute an Event of Default.

= 1 "" "17" 24

1906164.03A-NYCSR07A - MSW

Remedies:

If any Event of Default occurs and is continuing, the DIP Agent may and, at the direction of the Majority Lenders, the DIP Agent shall take any or all of the following actions:

1.

declare the DIP Commitments of the DIP Lenders to make DIP Loans to be terminated, whereupon such DIP Commitments shall be terminated;

2.

declare the unpaid principal amount of all outstanding DIP Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under the DIP Facility, this Term Sheet, the Interim DIP Order or the Final DIP Order to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Debtors;

3.

declare interest on the DIP Obligations to accrue at the default rate set forth in this Term Sheet, whereupon the interest on the DIP Obligations shall automatically accrue at the default rate;

4.

subject to the Default Notice Period (as defined below), (i) enter upon any premises on or in which any of the DIP Collateral may be located and take possession of the DIP Collateral or complete processing, manufacturing and repair of all or any portion of the DIP Collateral, (ii) collect, foreclose, receive, appropriate, setoff and realize upon any and all DIP Collateral, (iii) remove any DIP Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (iv) exercise its unqualified right to credit bid up to the full amount of the outstanding DIP Obligations (including any accrued interest) in any sale of the DIP Collateral (or any part thereof), which credit bid may incorporate a credit bid of the TEC Prepetition Indebtedness (including any accrued interest), without the need for further Court order authorizing the same, and whether such sale is effectuated through section 363 or 1129 of the Bankruptcy Code, by a chapter 7 trustee under Section 725 of the Bankruptcy Code, or otherwise and (v) take whatever other commercially reasonable action the DIP Agent or the Majority Lenders may deem necessary or desirable for the protection of the interests of the Secured Parties; and/or

5.

exercise all rights and remedies available to it (whether as a secured creditor or otherwise) under the DIP Facility, this Term Sheet, the DIP Documents, the Interim DIP Order, the Final DIP Order or applicable law (including in respect of the DIP Collateral).

All rights, remedies and powers granted to any Secured Party under the DIP Documents or the Interim DIP Order or Final DIP Order, as applicable, are cumulative, not exclusive and enforceable, in such Secured Party's discretion, alternatively, successively, or concurrently.

Each DIP Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Debtor or any other obligor under any of the DIP Documents or the Interim DIP Order or Final DIP Order, as applicable (including the exercise of any right of setoff, rights on account of any banker's lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to the Guaranty or any DIP Collateral or any other property of any such Debtor, without the prior written consent of the DIP Agent. The provisions of this paragraph are for the sole benefit of the DIP Lenders and the DIP Agent and shall not afford any right to, or constitute a defense available to, any Debtor.

If an Event of Default shall have occurred, the DIP Agent shall have the power to waive any Event of Default hereunder and all the DIP Lenders shall be bound by any such waiver upon such terms and conditions as the DIP Agent shall prescribe.

= 1 "" "18" 24

1906164.03A-NYCSR07A - MSW

1

"Termination Event" shall mean the earliest to occur of (a) the expiration of three (3) business days (the "Default Notice Period") following the provision of written notice to the Debtors (with a copy of such notice provided to counsel for the Debtors and the U.S. Trustee) upon the occurrence of an Event of Default, (b) the occurrence of the Maturity Date, and (c) the date on which neither the Interim DIP Order nor the Final DIP Order is in full force and effect.

Default Notice Period:

The DIP Orders shall include, without limitation, provisions that upon the occurrence of a Termination Event,[1] the automatic stay provisions of section 362 of the Bankruptcy Code shall be automatically vacated and modified to the extent necessary to permit the Secured Parties to exercise all rights and remedies provided in the DIP Orders and the other DIP Documents, as applicable, and to take any or all of the following actions without further order of or application to the Court:  (i) immediately terminate the Debtors' use of Cash Collateral and cease making any DIP Loans to the Borrower; (ii) immediately declare all DIP Obligations to be immediately due and payable; (iii) immediately terminate the DIP Facility and the availability of any DIP Loans thereunder; (iv) immediately set off any and all amounts held on account of or owed to the Debtors against the DIP Obligations, or otherwise enforce rights against the DIP Collateral in the possession of, or subject to a lien in favor of any Secured Party for application towards the DIP Obligations; and (v) take any other commercially reasonable actions or exercise any other rights or remedies permitted under the DIP Orders and the other DIP Documents or applicable law to effect the repayment of the DIP Financing; provided that notwithstanding anything herein to the contrary, the Secured Parties shall not enforce any DIP Liens against the DIP Collateral or exercise any other remedies prior to the expiration of the Default Notice Period.  The DIP Orders shall further provide that (a) the automatic stay under section 362(a) of the Bankruptcy Code shall be automatically vacated and modified, effective following the expiration of the Default Notice Period, unless the Court has determined that an Event of Default has not occurred and/or is not continuing, (b) any party in interest's sole recourse with respect to opposing such modification of the automatic stay under section 362(a) of the Bankruptcy Code shall be to contest the occurrence and/or continuance of an Event of Default, (c) during the Default Notice Period, the Debtors shall (x) have no right to request extensions of credit under the DIP Facility, other than with the consent of each DIP Lender, and (y) be entitled to an emergency hearing before the Court, with proper notice to the DIP Agent and the DIP Lenders, (d) the rights and remedies of each Secured Party specified in the DIP Orders are cumulative and not exclusive of any rights or remedies that such Secured Party may have under hereunder or otherwise, and (e) subject to any express limitations set forth in this section, the Debtors shall cooperate fully with the Secured Parties in any permitted exercise of rights and remedies, whether against the DIP Collateral or otherwise.

= 1 "" "19" 24

1906164.03A-NYCSR07A - MSW

Release:

The DIP Orders shall contain and approve the admissions, stipulations, and agreements of each Debtor, on behalf of and for itself, with regard to, among other things, the DIP Documents, the DIP Obligations, the DIP Liens, the TEC Prepetition Debt Documents and the TEC Prepetition Liens (each as defined in the DIP Orders in substantially the forms annexed hereto as Exhibits B and C).

Upon the entry of the Final DIP Order and subject to the closing of the DIP Facility, in consideration of (i) each Secured Party's agreements hereunder, including, as applicable, such Secured Party's several agreement to the making of postpetition loans, advances and providing other credit and financial accommodations to the Debtors pursuant to the provisions of this Term Sheet, the DIP Documents and the Interim DIP Order, and (ii) the TEC Prepetition Lenders' respective agreements to make loans, advances, providing credit and other financial accommodations to the Debtors pursuant to the provisions of the TEC Prepetition Debt Documents and for the TEC Prepetition Liens to be primed by the DIP Liens, each Debtor, on behalf of and for itself (collectively, the "Releasors"), shall forever release, discharge and acquit the DIP Agent, the DIP Lenders, the TEC Prepetition Lenders and their respective Related Persons, predecessors-in-interest, successors and assigns (collectively, the "Releasees") of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, of every kind, nature and description, including, without limitation, any so-called "lender liability" claims or defenses, that Releasors had, have or hereafter can or may have against Releasees as of the date hereof, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, in respect of events that occurred on or prior to the date hereof; provided that such release shall not, as to any Releasee, apply with respect to any claim, demand, liability, responsibility, dispute, remedy, cause of action, indebtedness or obligation that is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Releasee; provided, further, in no event shall any Releasee have any liability to any Releasor or any other person or entity for any special damages, losses or expenses.  Notwithstanding anything to the contrary herein, the Debtors' releases do not extend to (a) any DIP Lender's obligation to make any DIP Loan subject to the terms and conditions hereof and of the DIP Orders, (b) the DIP Agent's or any DIP Lender's obligations to comply in all respects with the terms and conditions of this Term Sheet and the DIP Orders that are required to be performed by such party (subject to any applicable limitations on such compliance set forth herein or therein) or (c) compliance in all respects by Third Eye Capital Corporation and its successors and assigns with that certain Asset Purchase Agreement, dated as of March 17, 2015 (as amended or modified in accordance with its terms, the "TEC APA"), between the Borrower and Third Eye Capital Corporation (subject to any applicable limitations on such compliance set forth therein and subject to the entry of any applicable orders by the Court).

= 1 "" "20" 24

1906164.03A-NYCSR07A - MSW

Successors and Assigns:

The provisions of this Term Sheet shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Debtor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the DIP Agent and each DIP Lender and (ii) no DIP Lender may assign or otherwise transfer any of its rights or obligations hereunder without the consent of the DIP Agent (not to be unreasonably withheld or delayed).  Any permitted assignee of a DIP Lender shall, upon the effectiveness of such assignment, agree to by bound by the provisions of the DIP Documents applicable to it as a DIP Lender and to perform in accordance with their terms all of the obligations which by the terms of the DIP Documents are required to be performed by it as a DIP Lender.

= 1 "" "21" 24

1906164.03A-NYCSR07A - MSW

DIP Agent Appointment, Etc.:

Each DIP Lender hereby irrevocably appoints Third Eye Capital Corporation to act on its behalf as the DIP Agent hereunder and under the other DIP Documents and authorizes the DIP Agent to take such action on its behalf under the provisions of the DIP Document and to exercise such powers and perform such duties as are delegated to it by the terms of the DIP Document, together with such powers as are reasonably incidental thereto.

As to any matters not expressly provided for by the DIP Documents, the DIP Agent shall act or refrain from acting (and shall be fully protected in so doing) upon the joint instructions of the Majority Lenders which instructions shall be binding upon all DIP Lenders. The DIP Agent shall not be required to take any action which (i) would expose it to personal liability, (ii) is contrary to any DIP Document or any applicable law, rule, regulation, judgment or order, (iii) would require it to become registered to do business in any jurisdiction, or (iv) would subject it to taxation. The provisions of this section are solely for the benefit of the DIP Agent and the Lenders, and no Debtor shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any other DIP Documents (or any other similar term) with reference to the DIP Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The DIP Agent shall have no duties or obligations other than as set out in the DIP Documents and there shall not be construed against the DIP Agent any implied duties (including fiduciary duties), obligations or covenants. The DIP Agent may execute or perform, and may delegate the execution and performance of, any of its powers, rights, discretions and duties under the DIP Documents through or to any persons designated by it. References in any DIP Document to the DIP Agent shall include references to any such persons.

The DIP Agent is not obliged to (i) take or refrain from taking any action or exercise or refrain from exercising any right or discretion under the DIP Documents, or (ii) incur or subject itself to any cost in connection with the DIP Documents, unless it is first specifically indemnified or furnished with security by the DIP Lenders, in form and substance satisfactory to it (which may include further agreements of indemnity or the deposit of funds).

The DIP Agent shall promptly deliver to each DIP Lender any notices, reports or other communications contemplated in this Term Sheet which are intended for the benefit of the DIP Lenders.

Neither the DIP Agent nor any of its Related Persons shall be liable to the DIP Lenders for any action taken or omitted to be taken by it or them in connection with the DIP Documents except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and non-appealable basis. Without limiting the generality of the foregoing, the DIP Agent (i) may consult with legal counsel (including legal counsel for the Debtors), independent accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with their advice, (ii) makes no warranty or representation to the DIP Lenders and shall not be responsible to the DIP Lenders for the form, substance, accuracy or completeness of any DIP Document or any other documents or information made available to the DIP Lenders, (iii) has no duty to inspect the property or assets (including books and records) of any Debtor or any other person, (iv) has no duty to ascertain or inquire as to the existence of a Default or an Event of Default or the observance of any of the terms or conditions of the DIP Documents, (v) is not responsible to the DIP Lenders for the execution, enforceability, genuineness, sufficiency or value of any of the DIP Documents or for the validity, perfection or priority of any lien created or purported to be created under the DIP Documents, and (vi) shall incur no liability by acting upon any notice, certificate or other instrument believed by it to be genuine and signed or sent by the proper person. In determining compliance with any condition hereunder to the making of any DIP Loan that by its terms must be fulfilled to the satisfaction of a DIP Lender, the DIP Agent may presume that such condition is satisfactory to such DIP Lender unless the DIP Agent shall have received notice to the contrary from such DIP Lender prior to the making of such DIP Loan.

= 1 "" "22" 24

1906164.03A-NYCSR07A - MSW

Amendments:

Except as otherwise expressly provided herein, the provisions of this Term Sheet and the other DIP Documents may be amended, restated, supplemented, modified or waived only as agreed in writing from time to time by the Debtors and the DIP Agent (which agreement shall be binding on the DIP Lenders); provided that no such action shall, without the prior written consent of all DIP Lenders adversely affected thereby, (i) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest, (ii) release all or substantially all of the Collateral in any transaction or series of related transactions, (iii) release all or substantially all of the aggregate value of the Guaranty, (iv) change the definition of Majority Lenders, or (v) extend or increase the DIP Commitment of any DIP Lender without the written consent of the DIP Lender holding such DIP Commitment.

Expenses and Indemnification:

None of the DIP Agent, the DIP Lenders or their respective Related Persons will have any liability for, and each of them will be indemnified and held harmless by the Debtors against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the relevant indemnified person.  Any payments required by the Debtors shall be satisfied in the manner described in the last sentence of the Section entitled "Expenses" set forth above.

Governing Law:	Delaware.

= 1 "" "23" 24

1906164.03A-NYCSR07A - MSW

IN WITNESS WHEREOF, the parties hereto have caused this Term Sheet to be executed by their respective officers thereunto duly authorized, as of this 17th day of March 2015.

Borrower:

USA SYNTHETIC FUEL CORPORATION

By:

/s/ Dr. Steven C. Vick

Name: Dr. Steven C. Vick

Title: Chief Executive Officer

Guarantors:

LIMA ENERGY COMPANY

By:

/s/ Dr. Steven C. Vick

Name: Dr. Steven C. Vick

Title: Chief Executive Officer

CLEANTECH CORPORATION

By:

/s/ Dr. Steven C. Vick

Name: Dr. Steven C. Vick

Title: President

[Signature Page - Terms of Debtor-in-Possession Financing]

1906164.03A-NYCSR07A - MSW

DIP Agent:

THIRD EYE CAPITAL CORPORATION

By:

/s/ Arif Bhalwani

Name: Arif Bhalwani
Title:  Managing Director

[Signature Page - Terms of Debtor-in-Possession Financing]

1906164.03A-NYCSR07A - MSW

DIP Lenders:

SPROTT ASSET MANAGEMENT GP INC, in its capacity as general partner of SPROTT ASSET MANAGEMENT L.P., in its capacity as Manager of SPROTT PC TRUST

By:

Name:

Title:

THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.ar.1, it its capacity as Managing General Partner of THIRD EVE CAPITAL CREDIT OPPORTUNITIES FUND — INSIGHT FUND

By:

 /s/ Robert L. DeNormandie

Name: Robert L. DeNormandie

Title: Manager

[Signature Page - Terms of Debtor-in-Possession Financing]

1906164.03A-NYCSR07A - MSW

EXHIBIT A

Guaranty

(See attached.)

1906164.03A-NYCSR07A - MSW

EXHIBIT B

Interim DIP Order

(Intentionally Omitted)

1906164.03A-NYCSR07A - MSW

EXHIBIT C

Final DIP Order

(Intentionally Omitted)

1906164.03A-NYCSR07A - MSW

EXHIBIT D

Milestones

Event	Days

The Court shall have entered an order (the "Sale Procedures Order") substantially in the form attached as Schedule 2 hereto, approving bidding procedures in connection with the Sale Process, which shall be reasonably satisfactory in form and substance to the DIP Agent

Within 30 days after Petition Date

After entry of the Sale Procedures Order, the Sale Procedures Order shall remain in full force and effect and shall not have been reversed, stayed, modified or amended without the express written consent of the DIP Agent, and no application or motion shall have been made to the Court for any stay, modification or amendment of the Sale Procedures Order and no stay, appeal or leave to appeal with respect to same shall be pending.

At all times after entry of the Sale Procedures Order

The Court shall have entered an order (the "Sale Order") substantially in the form attached as Schedule 3 hereto, (x) approving one or more sale agreements with respect to all or a portion of the Debtors' assets that collectively shall provide for net cash proceeds in an aggregate amount sufficient for the payment in full in cash of the DIP Obligations after giving effect to the closing(s) of the sale(s) contemplated thereby in accordance with the terms of such agreement(s) (collectively, the "Sale Agreement"), and (y) directing the repayment in full in cash of the DIP Obligations and the termination of the DIP Commitments of the DIP Lenders under the DIP Facility upon the closing of the transactions collectively contemplated by the Sale Agreement

Within 60 days after the Petition Date

1906164.03A-NYCSR07A - MSW

After entry of the Sale Order, the Sale Order shall remain in full force and effect and shall not have been reversed, stayed, modified or amended without the express written consent of the DIP Agent, and no application or motion shall have been made to the Court for any stay, modification or amendment of the Sale Order and no stay, appeal or leave to appeal with respect to same shall be pending.

At all times after entry of the Sale Order

The closing date of the sales contemplated by the Sale Agreement shall have occurred, the DIP Obligations shall have been repaid in full in cash (or, if the Sale Agreement is the TEC APA, the DIP Obligations shall have been released in full pursuant to a credit bid or otherwise satisfied in a manner agreed to by the DIP Agent) and the DIP Commitments of the DIP Lenders under the DIP Facility shall have been terminated

Within 15 days of entry of Sale Order

1906164.03A-NYCSR07A - MSW

SCHEDULE 1

Initial DIP Commitments

DIP Lender	DIP Commitment
THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND	$114,895.50
SPROTT PC TRUST	$651,074.50

1906164.03A-NYCSR07A - MSW

SCHEDULE 2

Sales Procedure Order

(See attached.)

1906164.03A-NYCSR07A - MSW

SCHEDULE 3

Sale Order

(See attached.)

1906164.03A-NYCSR07A - MSW